UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of theSecurities Exchange Act of 1934

Date of report (Date of the earliest event reported)   March 26, 2007

FARO TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-20381	59-3157093

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Technology Park, Lake Mary, Florida	32746

(Address of Principal Executive Offices)	(Zip Code)

(407) 333-9911

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure

Item 8.01          Other Events

          On March 26, 2007, FARO Technologies, Inc. announced that FARO and ROMER, Inc. a Hexagon Metrology company, have reached agreement to settle all outstanding disputes between them.  Under the terms of the settlement, patent suits pending in California and Florida, and a lawsuit involving claims of false advertising will be dismissed.  In settling their disputes, neither party admits any wrongdoing or liability to the other.  The settlement does not require the payment of any money by either party.

          The press release announcing the settlement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(d)                      Exhibits

99.1          Press Release dated as of March 26, 2007

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

FARO Technologies, Inc.

(Registrant)

Date: March 26, 2007
/s/ Keith S. Bair

Keith S. Bair
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated as of March 26, 2007